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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                           CHEVRON CAPITAL CORPORATION

                                    ********

                                    Article I

         The name of the corporation is Chevron Capital Corporation.

                                   Article II

         The corporation's registered office is located at 1013 Centre Road in the City of Wilmington, County of New Castle, state of Delaware. The name of the corporation's registered agent at such address is Corporation Service Company.

                                   Article III

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of the State of Delaware.

                                   Article IV

         The number of shares of stock that the corporation shall have authority to issue is 1,000 shares of Common Stock of $0.01 par value.

                                    Article V

         The corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly provided by the laws of the United States of America or of the State of Delaware.

                                   Article VI

         The Board of Directors is expressly authorized to make and alter the By-laws of the corporation, without any action on the part of the stockholders; but the By-laws made by the Directors and the powers so conferred may be altered or repealed by the Directors or the stockholders.

                                   Article VII

         The name and mailing address of the sole incorporator is Frank G. Soler, 575 Market Street, Suite 3810, San Francisco, CA 94105.

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         I, the  undersigned,  being the sole  incorporator,  for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand on April 28, 1999.



                                                      /s/ Frank G. Soler
                                             -----------------------------------
                                                         Frank G.  Soler